WELLSFORD RESIDENTIAL PROPERTY TRUST
            (a Maryland real estate investment trust)


                        Medium-Term Notes
            Due Nine Months or More from Date of Issue

                     DISTRIBUTION AGREEMENT


                                                 October 28, 1996


J.P. MORGAN SECURITIES INC.
60 Wall Street
New York, New York  10260

FIRST CHICAGO CAPITAL MARKETS, INC.
1 First National Plaza
Mail Suite 0315
Chicago, Illinois  60670-0315

GOLDMAN, SACHS & CO.
85 Broad Street
New York, New York  10004

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
        INCORPORATED
World Financial Center, 10th Floor
New York, New York  10281-1380

SMITH BARNEY INC.
390 Greenwich Street
New York, New York  10013

Dear Sirs:

    Wellsford Residential Property Trust, a Maryland real estate investment trust (the "Trust"), confirms its agreement with J.P. Morgan Securities Inc., First Chicago Capital Markets, Inc., Goldman, Sachs & Co., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Smith Barney Inc. (each, an "Agent", and collectively, the "Agents") with respect to the issue and sale by the Trust of a series of its debt securities entitled "Medium-Term Notes Due Nine Months or More from Date of Issue" (the "Notes"). The Notes are to be issued, and the terms and rights thereof established, pursuant to an Indenture, dated as of October 25, 1996, as amended, supplemented or modified from time to time (the "Indenture"), between the Trust and United States Trust Company of New York, as trustee (the "Trustee"). As of the date hereof, the Trust has authorized the issuance and sale of up to U.S. $100,000,000 aggregate initial offering price (or its equivalent, based upon the applicable exchange rate at the time of issuance, in such foreign or composite currencies as the Trust shall designate at the time of issuance) of Notes to or through the Agents pursuant to the terms of this Agreement. It is understood, however, that the Company may from time to time authorize the issuance of additional Notes and that such additional Notes may be sold through or to the Agents pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.

    This Agreement provides both for the sale of Notes by the Trust to one or more Agents as principal for resale to investors and other purchasers, or directly to investors (as may from time to time be agreed to by the Trust and the applicable Agent), in which case such Agent will act as an agent of the Trust in soliciting purchases of Notes.

    The Trust has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3
(No. 333-8077) for the registration of various securities, including the Notes, under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the SEC under the 1933 Act (the "1933 Act Regulations"). Such registra-tion statement has been declared effective by the SEC and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement (and any further registration statements which may be filed by the Trust for the purpose of registering additional Notes and in connection with which this Agreement is included or incorporated by reference as an exhibit) and the prospectus constituting a part thereof, on the one hand, and such prospectus and any prospectus supplement and pricing supplement relating to the Notes, on the other hand, in each case including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be provided to the Agents by the Trust for use in connection with the offering of the Notes, whether or not such revised prospectus is required to be filed by the Trust pursuant to Rule 424(b) of the 1933 Act Regulations, then, unless otherwise specified herein, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agents for such use. All references in this Agreement to financial statements and schedules and other information which are "contained", "included", "described", "disclosed" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include, without limitation, the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

    It is understood that the Trust may from time to time authorize the issuance of and may register additional Notes and that such additional Notes may be sold to or through the Agents pursuant to the terms of this Agreement, all as though the issu-ance of such Notes were authorized as of the date hereof.

SECTION 1.    Appointment as Agent.

    (a) Appointment. Subject to (i) the terms and conditions stated herein and (ii) the reservation by the Trust of the right to sell Notes to any broker or dealer (as principal) other than an Agent or directly on its own behalf, upon such terms and conditions as the Trust may determine from time to time, the Trust hereby agrees that Notes will be sold to or through the Agents and will not appoint any other agents to act on its behalf, or to assist it, in the placement of the Notes, except as set forth in the following sentence. Notwithstanding anything to the contrary contained herein, the Trust may solicit or accept offers to purchase Notes through any broker or dealer (as agent) other than an Agent, provided that (i) such broker or dealer is engaged on the same terms and conditions (including the same commission schedule) as those contained in this Agreement and
(ii) the Trust shall notify the Agents promptly following the acceptance of such offer.

    (b) Sale of Notes. The Trust shall not sell or approve the solicitation of purchases of Notes in excess of the amount which shall be authorized by the Trust from time to time or in excess of the aggregate initial offering price of Notes registered pursuant to the Registration Statement. The Agents shall have no responsibility for maintaining records with respect to the aggregate initial offering price of Notes sold, or of otherwise monitoring the availability of Notes for sale, under the Registration Statement.

    (c) Purchases as Principal. The Agents shall not have any obligation to purchase Notes from the Trust as principal, but one or more Agents may agree from time to time to purchase Notes as principal for resale to investors and other purchasers determined by such Agent or Agents. Any such purchase of Notes by an Agent as principal shall be made in accordance with Section 3(a) hereof.

    (d) Solicitations as Agent. If agreed upon by an Agent and the Trust, such Agent, acting solely as an agent for the Trust and not as principal, will solicit purchases of the Notes. Such Agent will communicate to the Trust, orally, each offer to purchase Notes solicited by it on an agency basis, other than those offers rejected by such Agent. Such Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein. The Trust may accept or reject any proposed purchase of Notes, in whole or in part. Such Agent shall make reasonable efforts to assist the Trust in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by it and accepted by the Trust. Such Agent shall not have any liability to the Trust in the event that any such purchase is not consummated for any reason. If the Trust shall default on its obligation to deliver Notes to a purchaser whose offer it has accepted, the Trust shall (i) hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Trust and (ii) pay to such Agent any commission to which it would otherwise be entitled absent such default.

    (e) Reliance. The Trust and the Agents agree that any Notes purchased by one or more Agents as principal shall be pur-chased, and any Notes the placement of which an Agent arranges as agent shall be placed by such Agent, in reliance on the representations, warranties, covenants and agreements of the Trust contained herein and on the terms and conditions and in the manner provided herein.

SECTION 2.    Representations and Warranties.

    (a) The Trust represents and warrants to each Agent as of the date hereof, as of the date of each acceptance by the Trust of an offer for the purchase of Notes (whether to such Agent as principal or through such Agent as agent), as of the date of each delivery of Notes (whether to such Agent as principal or through such Agent as agent) (the date of each such delivery to the Agent as principal being hereafter referred to as a "Settlement Date"), and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented or there is filed with the SEC any document incorporated by reference into the Prospectus (each of the times referenced above being referred to herein as a "Representation Date"), as follows:

           (i) Due Establishment and Qualification. The Trust is a real estate investment trust duly organized and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland; the Trust has the power and authority to hold mortgages, to own and lease real property and to conduct its business as described in the Prospectus; and the Trust is duly qualified and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except where the failure to so qualify and be in good standing would not (1) have a materi-al adverse effect on the condition, financial or otherwise, earnings, business affairs, prospects, properties, shareholders' equity or results of operations of the Trust and the Subsidiaries (as defined below), considered as a whole, (2) adversely affect the issuance, validity, or enforceability of the Notes or the enforceability of the Indenture or (3) adversely affect the consummation of any of the transactions contemplated by this Agreement (each of (1), (2) and (3) above, a "Material Adverse Effect").

          (ii) Subsidiaries. Each subsidiary of the Trust which is a significant subsidiary (each, a "Significant Subsidiary"), as defined in Rule 405 of Regulation C of the 1933 Act Regulations, is identified on Annex 2(a)(ii) hereto, has been duly organized and is validly existing as a corporation in good standing under the laws of the juris-diction of its incorporation, has corporate power and authority to hold mortgages, to own and lease and operate property and conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify and be in good standing would not have a Material Adverse Effect; and all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Trust, directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

         (iii) Joint Venture. Except for the Trust's subsidiaries (within the meaning of Regulation S-X under the 1933 Act) (the "Subsidiaries"), the joint venture listed in Annex 2(a)(iii) hereto (the "Joint Venture"), neither the Trust nor any Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments in short-term investment securities and approximately $18.0 million in mortgage loans outstanding to third parties); with respect to the Joint Venture, the Trust's Subsidiary, Wellsford Holly Residential Properties, Inc. ("WHRP"), is a joint venture partner, owns such interests free and clear of all liens, pledges, security interests, claims, options or other encumbrances, is not in breach of any material provision of any agreement, document or contract governing WHRP's rights in or to the interests owned or held, all of which agreements, documents and contracts are in full force and effect and, to the best knowledge of the Trust, the other parties to such agree-ments, documents or contracts are not in breach of any of their respective material obligations under such agreements, documents or contracts, and to the best knowledge of the Trust, if the Joint Venture were included within the defi-nition of Subsidiaries for purposes of this Agreement, there would be no exceptions or breaches to the representations and warranties made in this Section 4 for the Subsidiaries.

          (iv) Registration Statement and Prospectus. The Registration Statement has been declared effective by the SEC under the 1933 Act; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Trust, threatened by the SEC; and the Registration Statement and the Prospectus, at the time the Registration Statement became effective, complied, and as of each Representation Date will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the SEC promulgated thereunder; the Registration Statement, at the time it became effective, did not, and at each time thereafter at which any amendment to the Registration Statement becomes effective or any Annual Report on Form 10-K is filed by the Trust with the SEC and as of each Representation Date will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, as of the date hereof does not, and as of each Representation Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Trust in writing by the Agents expressly for use in the Registration Statement or Prospectus or to that part of the Registration Statement consisting of the Trustee's Statement of Eligibility on Form T-1 under the 1939 Act (the "Statement of Eligibility").

           (v) Incorporated Documents. The documents incorporated or deemed incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were or hereafter are filed with the SEC, complied or when so filed will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, did not, and at each time thereafter at which any amendment to the Registration Statement becomes effective or Annual Report on Form 10-K is filed by the Trust with the SEC and as of each Representation Date will not, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circum-stances under which they were or are made, not misleading.

          (vi) Accountants. The accountants who certified the financial statements and any supporting schedules thereto included or incorporated by reference in the Registration Statement and the Prospectus are independent public accountants within the meaning of the 1933 Act and the 1933 Act Regulations.

         (vii) Financial Statements. The financial statements of the Trust and the Subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, as well as any financial statements, schedules and notes of any other entity or property included or incorporated by reference therein, present fairly in all material respects the financial position of the Trust and the Subsidiaries, or such other entity or property, as the case may be, at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Trust and the Subsidiaries, or such other entity or property, as the case may be, for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved; the supporting schedules, if any, included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects in accordance with generally accepted accounting principles the information required to be stated therein; the selected financial data and the summary financial information included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus; and any pro forma financial statements and the related notes thereto included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the SEC's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

        (viii) Authorization and Validity of this Agreement, the Indenture and the Notes. This Agreement has been duly authorized, executed and delivered by the Trust and constitutes the valid and legally binding agreement of the Trust enforceable against the Trust in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and except as rights to indemnity and contribution hereunder may be limited by applicable law; the Indenture has been duly authorized, executed and delivered by the Trust and constitutes a valid and legally binding agreement of the Trust enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by (1) requirements that a claim with respect to any Notes payable other than in U.S. dollars (or a foreign currency or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (2) governmental authority to limit, delay or prohibit the making of payments outside the United States; the Notes have been duly authorized for issuance, offer and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture against payment of the consideration therefor, the Notes will constitute valid and legally bind-ing obligations of the Trust enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by (1) requirements that a claim with respect to any Notes payable other than in U.S. dollars (or a foreign currency or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate or exchange prevailing on a date determined pursuant to applicable law or (2) governmental authority to limit, delay or prohibit the making of payments outside the United States; the Notes and the Indenture will be substantially in the form heretofore delivered to the Agents and conform in all material respects to all statements relating thereto contained in the Prospectus; the Indenture has been qualified under the 1939 Act; and each holder of Notes will be entitled to the benefits of the Indenture.

          (ix) Material Changes, Material Transactions or Distributions. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated therein, (1) there has been no material adverse change in the condition, financial or otherwise, earnings, business affairs, prospects, properties, shareholders' equity or results of operations of the Trust and the Subsidiaries, considered as a whole, whether or not arising in the ordinary course of business, (2) there have been no transactions or acquisitions entered into by the Trust or any of the Subsid-iaries (whether or not arising in the ordinary course of business) which are material with respect to the Trust and the Subsidiaries considered as one enterprise, and (3) except for regular quarterly distributions on the Trust's common shares of beneficial interest, par value $.01 per share (the "Common Shares"), Common Shares issued pursuant to the Trust's Dividend Reinvestment and Share Purchase Plan, or distributions declared, paid or made in accordance with the terms of any series of the Trust's preferred shares of beneficial interest, par value $.01 per share (collectively, the "Preferred Shares"), there has been no dividend or distribution of any kind declared, paid or made by the Trust on any class of its Common Shares or Preferred Shares.

           (x) No Defaults. Neither the Trust nor any of the Subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, (i) its Amended and Restated Declaration of Trust, as amended (the "Declaration of Trust") or Amended and Restated By-Laws (the "By-Laws"), in the case of the Trust, or its charter or by-laws, in the case of the Subsidiaries, or (ii) any indenture, mortgage, deed of trust, loan agreement, partnership agreement, other governing instruments, or other agreement or instrument to which the Trust or any of the Subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except, with re-spect to this clause (ii), for violations or defaults which individually or in the aggregate would not have a Material Adverse Effect; the issue and sale of the Notes and the per-formance by the Trust of all of its obligations under the Notes, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Trust or any of the Subsidiaries is a party or by which the Trust or any of the Subsidiaries is bound or to which any of the property or assets of the Trust or any of the Subsidiaries is subject, except for such conflicts, breaches or defaults which individually or in the aggregate would not have a Material Adverse Effect, nor will any such action result in any violation of (A) the provisions of the Declaration of Trust or the By-Laws of the Trust or (B) any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust, the Subsidiaries or any of their respective properties, except, with respect to this clause (B), for violations which individually or in the aggregate would not have a Material Adverse Effect.

          (xi) Regulatory Approvals. No authorization, approval or consent of any court or governmental agency or body is required for the consummation by the Trust of the transactions contemplated by this Agreement or in connection with the sale of Notes hereunder, except such as have been obtained or rendered, as the case may be, such the failure of which to obtain would not have a Material Adverse Effect or such as may be required under state securities laws.

         (xii)     Legal Proceedings.   Other than as set forth
    or contemplated in the Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Trust, threatened to which the Trust or any of the Subsidiaries is or may be a party or to which any property of the Trust or any of the Subsidiaries is or may be the subject which, if determined adversely to the Trust or such Subsidiary, could individually or in the aggregate reason-ably be expected to have a Material Adverse Effect, and, to the best of the Trust's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

        (xiii) Contracts. There are no contracts or documents of the Trust or any of the Subsidiaries which are required to be filed as exhibits to the Registration Statement or required to be described in the Registration Statement or the Prospectus by the 1933 Act or by the 1933 Act Regulations which have not been so filed or described; and the descriptions of the terms of all such contracts and documents contained or incorporated by reference in the Registration Statement or Prospectus are complete and correct in all material respects.

         (xiv) Capitalization. The Trust's authorized, issued and outstanding capitalization is as set forth in the Prospectus; and all of the issued shares of beneficial interest of the Trust have been duly and validly authorized and issued, are fully paid and non-assessable, except as described under the caption "Description of Shares of Beneficial Interest" contained in the Registration Statement (Registration No. 33-52406) on Form S-11 (the "Form S-11"), which Form S-11 is incorporated by reference in the Trust's Registration Statement on Form 8-A (the "Form 8-A"), which Form 8-A is incorporated by reference in the Prospectus.

          (xv) Possession of Licenses and Permits. Each of the Trust and the Subsidiaries owns, possesses or has obtained all material licenses, permits, certificates, con-sents, orders, approvals and other authorizations from, and has made all material declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, except in each case where the failure to obtain licenses, permits, certificates, consents, orders, approvals and other authorizations, or to make all declarations and filings, would not have a Material Adverse Effect, and none of the Trust or any of the Subsid-iaries has received any notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authoriza-tion, except as described in the Registration Statement and the Prospectus and except, in each case, where such revocation or modification would not have a Material Adverse Effect; and the Trust and each of the Subsidiaries are in compliance with all laws, rules and regulations relating to the conduct of their respective businesses as conducted as of the date hereof, except where noncompliance with such laws, rules or regulations would not have a Material Adverse Effect.

         (xvi) Title to Property. Each of the Trust and the Subsidiaries have good title in fee simple to all real property and interests in real property owned by it in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially adversely affect or detract from the value of such property or interests and do not materially interfere with the use made and proposed to be made of such property or interests by the Trust or such Subsidiary, as the case may be.

        (xvii) Insurance. The Trust and the Subsidiaries are insured by insurers of recognized financial responsi-bility against such losses and risks and in such amounts as are customary in the business in which they are engaged and is adequate for the value of their properties; all policies of insurance insuring the Trust or the Subsidiaries or their respective business, assets, employees, officers and trustees or directors, as the case may be, are in full force and effect; the Trust and the Subsidiaries are in compliance with the terms of such policies and instruments in all material respects and there are no claims by the Trust or by the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or de-fending under a reservation of rights clause, other than claims which individually or in the aggregate would not have a Material Adverse Effect.

         (xviii)   Internal Revenue Code; Investment Company
    Act. With respect to its taxable years ended December 31, 1995, 1994 and 1993 and for all other tax periods regarding which the Internal Revenue Service is or will be entitled to assert any claim against the Trust, the Trust has met the requirements for qualification as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and the Trust's present and contemplated organization, ownership, operations, assets and income continue to meet such requirements; and the Trust is not required to be registered or regulated under the Investment Company Act of 1940, as amended (the "1940 Act").

         (xix) Investments. The investments of the Trust described in the Prospectus are permitted investments under the Declaration of Trust of the Trust.

         (xx) Environmental Laws. None of the Trust or any of the Subsidiaries or, to the actual knowledge of the Trust, any other person, has caused or permitted (a) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collec-tively, "Hazardous Materials") on any of the properties owned by the Trust or any of the Subsidiaries (the "Properties") or (b) any unlawful spills, releases, dis-charges or disposal of Hazardous Materials to have occurred or be presently occurring on or from such Properties as a result of any construction on or operation and use of such Properties, which presence or occurrence would, individually or in the aggregate, have a Material Adverse Effect; and in connection with the construction on or operation and use of the Properties, the Trust and the Subsidiaries have not failed to comply, in any material respect, with all appli-cable local, state and federal environmental laws, regu-lations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials.

         (xxi) Mortgages and Deeds of Trust. The mortgages and deeds of trust encumbering the Properties described in the Prospectus are not (i) cross-defaulted to any indebt-edness other than indebtedness of the Trust or any of the Subsidiaries or (ii) cross-collateralized to any property not owned by the Trust or any of the Subsidiaries.

         (xxii) Changes in Capitalization. Subsequent to the respective dates as of which information is given in the Prospectus, there has not been any material change in the shares of beneficial interest, short-term debt or long-term debt of the Trust, except as described in or contemplated by the Prospectus.

         (xxiii)   Accounting Controls.  The Trust maintains a
    system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authoriza-tion; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (xxiv) Commodity Exchange Act. The Notes, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture, will be excluded or exempted under the provisions of the Commodity
    Exchange Act, 7 U.S.C. Section 1 et. seq.

    (b) Additional Certifications. Any certificate signed by any trustee or executive officer of the Trust and delivered to one or more Agents or to counsel for the Agents in connection with an offering of Notes to one or more Agents as principal or through an Agent as agent shall be deemed a representation and warranty by the Trust to such Agent or Agents as to the matters covered thereby on the date of such certificate.

SECTION 3.    Purchases as Principal; Solicitations as Agent.

    (a) Purchases as Principal. Unless otherwise agreed by an Agent and the Trust, Notes shall be purchased by one or more Agents as principal in accordance with terms agreed upon by such Agent or Agents and the Trust (which terms shall be agreed upon orally (with written confirmation prepared promptly by such Agent or Agents and delivered promptly to the Trust) and, unless otherwise agreed, shall, to the extent applicable, include those terms specified in Exhibit A hereto). An Agent's commitment to purchase Notes as principal shall be deemed to have been made on the basis of the representations and warranties of the Trust herein contained and shall be subject to the terms and conditions herein set forth. Unless the context otherwise requires, references herein to "this Agreement" shall include the applicable agreement of one or more Agents to purchase Notes from the Trust as principal.

         Each purchase of Notes, unless otherwise agreed, shall be at a discount from the principal amount of each such Note equivalent to the applicable commission set forth in Schedule A hereto. The Agents may engage the services of any other broker or dealer in connection with the resale of the Notes purchased by them as principal and may allow all or any portion of the discount received in connection with such purchases from the Trust to such brokers and dealers. At the time of each purchase of Notes by one or more Agents as principal, such Agent or Agents shall specify the requirements for the officers' certificate, opinions of counsel and comfort letter pursuant to Sections 7(b), 7(c) and 7(d) hereof. In addition, such Agent or Agents shall promptly notify the Trust when the related Notes are no longer held as principal pursuant hereto.

    (b) Solicitations as Agent. On the basis of the represen-tations and warranties herein contained, but subject to the terms and conditions herein set forth, when agreed by the Trust and an Agent, such Agent, as an agent of the Trust, will use its reasonable efforts to solicit offers to purchase the Notes upon the terms and conditions set forth in the Prospectus. The Agents are not authorized to appoint sub-agents with respect to Notes sold through them as agent. All Notes sold through an Agent as agent will be sold at 100% of their principal amount unless otherwise agreed to by the Trust and such Agent.

    The Trust reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes through an Agent, as agent, commencing at any time for any period of time or perma-nently. As soon as practicable after receipt of instructions from the Trust, such Agent will suspend solicitation of purchases from the Trust until such time as the Trust has advised such Agent that such solicitation may be resumed.

    The Trust agrees to pay each Agent a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Note sold by the Trust as a result of a solicitation made by such Agent as set forth in Schedule A here-to.

    (c) Administrative Procedures. The purchase price, interest rate or formula, maturity date and other terms of the Notes (as applicable) specified in Exhibit A hereto shall be agreed upon by the Trust and the applicable Agent or Agents and specified in a pricing supplement to the Prospectus (each, a "Pricing Supplement") to be prepared in connection with each sale of Notes. Except as may be otherwise specified in the applicable Pricing Supplement, the Notes will be issued in denominations of U.S. $1,000 or any larger amount that is an integral multiple of U.S. $1,000. Administrative procedures (the "Procedures") with respect to the sale of Notes shall be agreed upon from time to time by the Trust, the Agents and the Trustee. The current Procedures are attached hereto as Exhibit B. The Agents and the Trust agree to perform, and the Trust agrees to cause the Trustee to agree to perform, their respective duties and obligations specifically provided to be performed by them in the Procedures.

    (d) Obligations Several. The Trust acknowledges that the obligations of the Agents under this Agreement are several and not joint.

SECTION 4.    Covenants of the Trust.

    The Trust covenants with the Agents as follows:

    (a) Notice of Certain Events. The Trust will notify the Agents immediately, and confirm such notice in writing, of (i) the effectiveness of any amendment to the Registration Statement,
(ii) the transmittal to the SEC for filing of any amendment or supplement to the Prospectus (it being understood that only the applicable Agent(s) will receive notice and a copy of the related pricing supplement) or any document to be filed pursuant to the 1934 Act (other than any amendment, supplement or document relating solely to securities other than the Notes), (iii) the receipt of any comments from the SEC with respect to the Registration Statement or the Prospectus, (iv) any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information relating to the Notes, (v) the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and (vi) any change or withdrawal in the rating assigned by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group to any debt securities of the Trust or the public announcement by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Trust. The Trust will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

    (b) Notice of Certain Proposed Filings. The Trust will give the Agents advance notice of its intention to file any additional registration statement with respect to the registra-tion of additional Notes, any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than an amendment or supplement providing solely for a change in the interest rate or formula applicable to the Notes or relating solely to the issuance and/or offering of securities other than the Notes), whether by the filing of documents pursuant to the 1934 Act or the 1933 Act or otherwise. In the event of such additional registration statement, amendment or supplement, the Trust will furnish to the Agents copies thereof a reasonable time in advance of the related proposed filing or use thereof, as the case may be, and will not file any such additional registration statement, amendment or supplement in a form to which the Agents or counsel for the Agents shall reasonably object; provided, however, that, in lieu of the foregoing, in the event that the conditions of subsection (k) of this Section have been satisfied and the Trust has notified the Agents in writing that offerings of Notes are suspended, then the Trust shall be required to deliver copies of all such additional registration statements, amendments and supplements at least five business days prior to the date that offerings of Notes may be resumed.

    (c) Copies of the Registration Statement and the Prospec-tus. The Trust will deliver to the Agents as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as the Agents reasonably request. The Trust will furnish to the Agents as many copies of the Prospectus (as amended or supplemented) as the Agents reasonably request so long as the Agents are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes.

    (d) Preparation of Pricing Supplements. The Trust will prepare, with respect to any Notes to be sold to or through one or more Agents pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Agents and will file such Pricing Supplement in accordance with Rule 424(b) under the 1933 Act within the appropriate time period specified therein.

    (e) Revisions of Prospectus -- Material Changes. Except as otherwise provided in subsection (k) of this Section, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Agents or counsel for the Trust, to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the require-ments of the 1933 Act or the 1933 Act Regulations, the Trust shall give immediate notice, confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Notes in their capacity as agents and to cease sales of any Notes they may then own as principal, and the Trust will promptly amend the Registration Statement and the Prospectus, whether by filing documents pursuant to the 1934 Act or the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

    (f) Prospectus Revisions -- Periodic Financial Information. Except as otherwise provided in subsection (k) of this Section, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Trust with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Trust shall furnish such informa-tion in writing to the Agents and shall cause the Prospectus to be amended or supplemented to include or incorporate by reference financial information with respect thereto and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be required by the 1933 Act or the 1933 Act Regulations.

    (g) Prospectus Revisions -- Audited Financial Information. Except as otherwise provided in subsection (k) of this Section, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Trust for the preceding fiscal year, the Trust shall furnish such information in writing to the Agents and shall cause the Registration Statement and the Prospectus to be amended, whether by the filing of documents pursuant to the 1934 Act or the 1933 Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be required by the 1933 Act or the 1933 Act Regulations.

    (h) Earnings Statements. The Trust will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering each twelve month period beginning, in each case, not later than the first day of the Trust's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement with respect to each sale of Notes.

    (i) Blue Sky Qualifications. The Trust will endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents may desig-nate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Trust shall not be obligated to file any general consent to service of process or to qualify as a foreign entity in any jurisdiction in which it is not so qualified. The Trust will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Trust will promptly advise the Agents of the receipt by the Trust of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

    (j) 1934 Act Filings. The Trust, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Notes, will file all documents required to be filed with the SEC pursuant to Sections 13, 14 or 15(d) of the 1934 Act within the time periods prescribed by the 1934 Act and the 1934 Act Regulations.

    (k) Suspension of Certain Obligations. The Trust shall not be required to comply with the provisions of subsections (b),
(e), (f) or (g) of this Section during any period from the time
(i) the Agents shall have suspended solicitation of purchases of the Notes in their capacity as agents pursuant to a request from the Trust and (ii) no Agent shall then hold any Notes purchased as principal pursuant hereto, until the time the Trust shall determine that solicitation of purchases of the Notes should be resumed or an Agent shall subsequently purchase Notes from the Trust as principal.

    (l)  Code Requirements.   The Trust will use its best
efforts to continue to meet the requirements to qualify as a "real estate investment trust" under the Code for the taxable year in which sales of the Notes are to occur.

    (m) Limit on Amount of Offered Securities. Immediately after any sale of Notes by the Trust hereunder, the aggregate amount of Notes which shall have been issued and sold by the Trust hereunder and of any debt securities of the Trust (other than the Notes) that shall have been issued and sold pursuant to the Registration Statement will not exceed the amount of debt securities registered under the Registration Statement.

    (n) Offerings of Other Debt. From the date of any agreement by an Agent to purchase Notes as principal and continuing to and including the business day following the related Settlement Date, the Trust will not offer, sell, contract to sell or otherwise dispose of any debt securities, or options or warrants for any such debt securities, of or guaranteed by the Trust which are substantially similar to the Notes, without the prior written consent of such Agent.

SECTION 5.    Conditions of Obligations.

    The obligations of the Agents to purchase Notes from the Trust as principal and to solicit offers to purchase Notes as agent of the Trust, and the obligations of any purchasers of Notes sold through an Agent as agent, will be subject to the accuracy of the representations and warranties on the part of the Trust herein and to the accuracy of the statements of the Trust's trustees or executive officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Trust of all its covenants and agreements herein contained and to the following additional conditions prec-edent:

    (a) Legal Opinions. On the date hereof, the Agents shall have received the following legal opinions, dated as of the date hereof and in form and substance satisfactory to the Agents:

         (1) Opinion of Trust Counsel. The favorable opinion of Robinson Silverman Pearce Aronsohn & Berman LLP, counsel to the Trust (or, with respect to matters involving the laws of the State of Maryland, Ballard Spahr Andrews &
    Ingersoll), to the effect that:

            (i) The Trust is a real estate investment trust duly organized and existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland.

           (ii) The Trust has power and authority to own, lease and operate its current properties and to conduct its business as described in the Prospectus and possesses all licenses, permits, authorizations, consents and orders required for the conduct of its business as described in the Prospectus, the absence of which would materially adversely affect the business of the Trust and its subsidiaries considered as one enterprise.

          (iii) This Agreement has been duly authorized, executed and delivered by the Trust and is a valid and legally binding agreement of the Trust, enforceable against the Trust in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, morato-rium or similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and except as rights to indemnity and contribution hereunder may be limited by applicable law.

           (iv)  The Indenture has been duly authorized,
          executed and delivered by the Trust and (assuming the Indenture has been duly authorized, executed and delivered by the Trustee) constitutes a legal, valid and binding agreement of the Trust, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by (1) requirements that a claim with respect to any Notes payable other than in U.S. dollars (or a foreign currency or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (2) governmental authority to limit, delay or prohibit the making of payments outside the United States.

            (v) The Notes, in the form(s) certified by the Trust as of the date hereof, have been duly authorized for issuance, offer and sale pursuant to this Agreement by all necessary trust action and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture against payment of the consideration therefor, will constitute valid and legally binding obligations of the Trust, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by (1) requirements that a claim with respect to any Notes payable other than in U.S. dollars (or a foreign currency or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (2) governmental authority to limit, delay or prohibit the making of payments outside the United States; and each holder of Notes will be entitled to the benefits of the Indenture.

           (vi) The Notes and the Indenture conform in all material respects to the statements relating thereto in the Prospectus; and the statements in the Prospectus under the captions "Description of Notes", "Special Provisions Relating to Foreign Currency Notes", "Description of Debt Securities", "ERISA Matters", "Certain United States Federal Income Tax Considerations" and "Federal Income Tax Considerations," the statements in the Prospectus incorporated by reference from Item 3 of Part I of the Trust's Annual Report on Form 10-K most recently filed with the SEC and from Item 1 of Part II of the Trust's Quarterly Reports on Form 10-Q, if any, filed with the SEC since such Annual Report, and the statements in
          Item 15 of the Registration Statement, insofar as such statements constitute a summary of the legal matters, proceedings or documents referred to therein, are true and correct in all material respects.

          (vii) The Indenture has been duly qualified under the 1939 Act.

         (viii) The Registration Statement has been declared effective by the SEC under the 1933 Act and, to the best of such counsel's knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the SEC.

           (ix) The Registration Statement and the Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates, comply as to form in all material respects with the requirements for registration statements on Form S-3 under the 1933 Act and the 1933 Act Regulations; it being understood, however, that no opinion need be rendered with respect to the financial statements, schedules and other financial and statistical data included or incorporated by reference in the Registration Statement or the Prospectus or with respect to the Statement of Eligibility of the Trustee.

            (x) Each document filed pursuant to the 1934 Act (other than the financial statements, schedules and other financial and statistical data included therein, as to which no opinion need be rendered) and incorporated or deemed to be incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations.

           (xi) The Notes, in the form(s) certified by the Trust as of the date hereof, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture, will be excluded or exempted from the provisions of the Commodity Exchange Act; provided that such counsel need not express any opinion as to compliance with Part 34 of the Commodity Exchange Act ("Regulation of Hybrid Instruments"), or any exclusion thereunder, of Notes bearing interest determined by reference to one or more interest rate or other indices not described in the Prospectus.

          (xii) The Trust is not required to be registered or regulated under the 1940 Act.

         (xiii) The issue and sale of the Notes and the perfor-mance by the Trust of all of its obligations under the Notes, the Indenture and this Agreement and the con-summation of the transactions herein and therein contemplated, assuming the Trust complies with the covenants and agreements set forth below the applicable agreements identified on Annex 5(a)(1)(xiii) attached hereto at the time of, and immediately after giving effect to, the issuance and sale of the Notes, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument, known to such counsel to which the Trust or any of the Subsidiaries is a party or by which the Trust or any of the Subsidiaries is bound or to which any of the property or assets of the Trust or any of the Subsidiaries is subject (including, without limitation, the agreements identified on Annex 5(a)(1)(xiii) attached hereto), except for such conflicts, breaches or defaults which individually or in the aggregate would not have a Material Adverse Ef-fect, nor will any such action result in any violation of the provisions of the Declaration of Trust or By-Laws of the Trust or any applicable law or statute or any order, rule or regulation of any court or govern-mental agency or body having jurisdiction over the Trust, any of the Subsidiaries or any of their respec-tive properties, the violation of which would have a Material Adverse Effect; and no authorization, approval or consent of any court or governmental authority or agency is required that has not been obtained in connection with the consummation by the Trust of the transactions contemplated by this Agreement and the Indenture except such as may be required under state securities laws or real estate syndication laws or such the failure of which to obtain would not have a Material Adverse Effect.

          (xiv) Other than as set forth or contemplated in the Prospectus, to the best of such counsel's knowledge there are no legal or governmental proceedings pending (in which service or notice of process has been received by an employee or other representative of the Trust or any of the Subsidiaries) or, to the best of such counsel's knowledge, threatened to which the Trust or any of the Subsidiaries is or may be a party or to which any property of the Trust or the Subsidiaries is or may be the subject which, if determined adversely to the Trust or such Subsidiaries, could individually or in the aggregate reasonably be expected to have a Material Adverse Effect; to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

            (xv) To the best of such counsel's knowledge and information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed as exhibits thereto, the descriptions thereof or references thereto are correct in all material respects, and, to the best of such counsel's knowledge and information, no default exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to or filed which would have a Material Adverse Effect.

          (xvi) The Trust's authorized, issued and outstanding shares of beneficial interest are as set forth in the Prospectus under the captions "Description of Preferred Shares" and "Description of Common Shares" and all of the issued shares of beneficial interest of the Trust as described in the Prospectus under the captions "Description of Preferred Shares" and "Description of Common Shares" have been duly and validly authorized and issued, are fully paid and non-assessable, except as described under the caption "Description of Shares of Beneficial Interest" contained in the Form S-11, which is incorporated by reference in the Form 8-A, which is incorporated by reference in the Prospectus;

          (xvii) To the best of such counsel's knowledge, based solely upon inquiries of certain officers of the Trust and representations of the Trust, neither the Trust nor any of the Subsidiaries is, or with the giving of no-tice or lapse of time or both would be, in violation of or in default under, (i) its Declaration of Trust or By-Laws, in the case of the Trust, or its charter or by-laws, in the case of the Subsidiaries, or (ii) any indenture, mortgage, deed of trust, loan agreement, partnership agreement, other governing instruments, or other agreement or instrument known to such counsel to which the Trust or any of the Subsidiaries is a party or by which it or any of them or any of their respec-tive properties is bound, except with respect to this clause (ii), for violations or defaults which individu-ally or in the aggregate would not have a Material Adverse Effect.

          (xviii) To the best of such counsel's knowledge based solely upon representations of the Trust, the Trust (i) has qualified to be taxed as a real estate investment trust pursuant to Sections 856 through 860 of the Internal Revenue Code, for the fiscal years ended De-cember 31, 1993 through December 31, 1995, (ii) pres-ently has and contemplates having organization, owner-ship, operations, assets and income such that the Trust will be in a position under present law to so qualify for the fiscal year ending December 31, 1996 and (iii) intends to endeavor to continue to so qualify in subse-quent years.

          (xix) The investments of the Trust described in the Prospectus are permitted investments under the Declara-tion of Trust of the Trust.

          (2) Additional Opinions of Trust Counsel. The favorable opinion of Robinson Silverman Pearce Aronsohn &
     Berman LLP, or other counsel satisfactory to the Agents, to the effect that:

            (i) The Trust is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a Material Adverse Effect.

          (ii) Each Significant Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to hold mortgages, own, lease and operate its properties and conduct its business as described in the Prospectus; and all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Trust, directly or indirectly, free and clear of any perfected security interests, or to the best of such counsel's knowledge, any other liens, encumbrances, security interests and claims.

          (iii) Each Significant Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify and be in good standing would not have a Material Adverse Effect.

          (3) Opinion of Counsel to the Agents. The favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Agents, covering the validity of the Indenture, the Notes, the Registration Statement, the Prospectus and other related matters as the Agents may reasonably request. Skadden, Arps, Slate, Meagher & Flom LLP may rely upon, or assume the accuracy of, the opinion of Ballard Spahr Andrews & Ingersoll as to matters involving the laws of the State of Maryland.

          (4) Disclosure Documents. In giving their opinions required by subsection (a)(1) and (a)(3), respectively, of this Section 5, Robinson Silverman Pearce Aronsohn & Berman LLP and Skadden, Arps, Slate, Meagher & Flom LLP shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement, at the time it became effective (or, if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Trust with the SEC subsequent to the effectiveness of the Registration Statement, then at the time such amendment became effective or at the time of the most recent such filing, as the case may be) or at the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus, at the date hereof (or, if such opinion is being delivered in connection with the purchase of Notes from the Trust by one or more Agents as principal pursuant to Section 7(c) hereof, at the date of any agreement by such Agent or Agents to purchase Notes as principal and at the Settlement Date with respect thereto, as the case may be) (included or) includes an untrue statement of a material fact or (omitted or) omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that counsel need not comment on the financial statements, schedules and other financial and statistical data included or incorporated by reference in the Registration Statement or the Prospectus).

          In giving their opinions, the foregoing counsel may rely upon, or assume the accuracy of, (1) as to all matters of fact, the certificates and written statements of officers and employees of and accountants for the Trust and (2) as to the qualification and good standing of the Trust or any of its subsidiaries to do business in any state or jurisdiction, the certificates of appropriate government officials or opinions of counsel in such jurisdictions.

     (b) Officer's Certificate. On the date hereof, the Agents shall have received a certificate of the Chairman of the Board, Chief Executive Officer, President or any Vice President and the principal financial officer or principal accounting officer of the Trust, dated as of the date hereof, to the effect that (i) since the respective dates as of which information is given in the Prospectus or, if such certificate is required pursuant to
Section 7(b) hereof, since the date of the agreement, if any, by one or more Agents to purchase Notes from the Trust as principal,
(A) there has not been any material adverse change in the condition, financial or otherwise, earnings, business affairs, prospects, properties, shareholders' equity or results of operations of the Trust and the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, and
(B) there has been no downgrading or withdrawal, and the Trust has not received any notice of (1) any intended or potential downgrading or (2) any review or surveillance with possible negative implications, in the rating accorded any securities of or guaranteed by the Trust by any "nationally recognized statistical rating organization," as that term is defined by the SEC for purposes of Rule 436(g)(2) under the 1993 Act, (ii) the representations and warranties of the Trust contained in Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate and (iii) the Trust has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the date of such certificate. As used in this Section 5(b), the term "Prospectus" means the Prospectus in the form first provided to the applicable Agent or Agents for use in confirming sales of the Notes.

     (c) Comfort Letter of Ernst & Young LLP. On the date hereof, the Agents shall have received a letter from Ernst & Young LLP, dated as of the date hereof, in form and substance satisfactory to the Agents, containing statements and information ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information relating to the Trust contained in or incorporated by reference in the Registration Statement and the Prospectus, including, without limitation, the following:

       (i) They are independent public accountants with respect to the Trust and its subsidiaries within the meaning of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the
     1934 Act Regulations.

      (ii) It is their opinion that the consolidated financial statements and supporting schedules of the Trust and its subsidiaries included or incorporated by reference in the Registration Statement and Prospectus covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations.

     (iii) They have performed specified procedures, not constituting an audit, including a reading of the latest available interim financial statements of the Trust and its indicated subsidiaries, a reading of the minute books of the Trust and such subsidiaries since the end of the most recent fiscal year with respect to which an audit report has been issued, inquiries of and discussions with certain officials of the Trust and such subsidiaries responsible for financial and accounting matters with respect to the unaudited consolidated financial statements included or incorporated by reference in the Registration Statement and Prospectus and the latest available interim unaudited financial statements of the Trust and its subsidiaries, and such other inquiries and procedures as may be specified in such letter, and on the basis of such inquiries and procedures, nothing came to their attention that caused them to believe that:
     (A) any material modifications should be made to the unaudited consolidated financial statements of the Trust and its subsidiaries included or incorporated by reference in the Registration Statement and Prospectus for them to be in conformity with generally accepted accounting principles in the United States, (B) the unaudited consolidated financial statements of the Trust and its subsidiaries included or incorporated by reference in the Registration Statement and Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations or (C) at a specified date not more than three days prior to the date of such letter, there was any change in the consolidated capital stock, any increase in consolidated long-term debt or any decrease in the consolidated net current assets or consolidated net assets of the Trust and its subsidiaries, in each case as compared with the amounts shown on the most recent con-solidated balance sheet of the Trust and its subsidiaries included or incorporated by reference in the Registration Statement and Prospectus or, during the period from the date of such balance sheet to a specified date not more than three days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues or in the total or per-share amounts of income before extraordinary items or of net income of the Trust and its subsidiaries, except in all instances for changes, increases or decreases that the Registration Statement and Prospectus disclose have occurred or may occur or except for such exceptions enumerated in such letter as shall have been agreed to by the Agents and the Trust.

      (iv) In addition to the audit referred to in their opinions and the limited procedures referred to in clause
     (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and the Prospectus and which are specified by the Agents, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Trust and its subsidiaries identified in such letter.

     (d)  Comfort Letter of Applicable Accountants.   On the date
hereof, the Agents shall have received, with respect to the financial statements and any supporting schedules for properties or entities acquired by the Trust which are included or incorporated by reference in the Registration Statement and the Prospectus, a letter from the applicable accountants covering such financial statements and supporting schedules, dated as of the date hereof, in form and substance satisfactory to the Agents, containing statements and information ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information relating to the properties or entities so acquired, including, without limitation, the following statements: (i) they are independent public accountants within the meaning of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations with respect to the Trust and its subsidiaries and the applicable properties or entities acquired by the Trust, (ii) it is their opinion that the financial statements and supporting schedules of the properties or entities acquired by the Trust which are included or incorporated by reference in the Registration Statement and the Prospectus and covered by their opinions therein, comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and
(iii) with respect to any pro forma financial statements and any supporting schedules for properties or entities acquired by the Trust which are included or incorporated by reference in the Registration Statement and the Prospectus, they have read such pro forma financial statements, have performed an audit or review in accordance with SAS 71 of the historical financial statements of the properties or entities acquired, have made appropriate inquiries about the basis for the pro forma adjustments and whether such pro forma financial statements comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and have proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in such pro forma adjustments, and on the basis of such review, inquiries and procedures, nothing came to their attention that caused them to believe that such pro forma financial statements do not comply as to form in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such pro forma financial statements.

     (e) Other Documents. On the date hereof and on each Settlement Date, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Trust in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Agents and to counsel to the Agents.

     If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agree-ment may be terminated by the applicable Agent or Agents by notice to the Trust at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in Section 4(h) hereof, the provisions concerning payment of expenses under Section 9 hereof, the indemnity and contribution agreement set forth in Section 8 hereof, the provisions concerning the representations, warranties and agreements to survive delivery set forth in Section 10 hereof, the termination provisions set forth in Section 11 hereof, the provisions relating to governing law and forum set forth in
Section 13 and the provisions relating to parties set forth in
Section 14 hereof shall remain in effect.

SECTION 6. Delivery of and Payment for Notes Sold through an
           Agent as Agent.

     Delivery of Notes sold through an Agent as agent shall be made by the Trust to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser acting through an Agent shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, the applicable Agent shall promptly notify the Trust and deliver such Note to the Trust and, if such Agent has theretofore paid the Trust for such Note, the Trust will promptly return such funds (without interest) to such Agent.

SECTION 7. Additional Covenants of the Trust.

     The Trust covenants and agrees with the Agents that:

     (a) Reaffirmation of Representations and Warranties. Each acceptance by the Trust of an offer for the purchase of Notes (whether to one or more Agents as principal or through an Agent as agent), and each delivery of Notes (whether to one or more Agents as principal or through an Agent as agent), shall be deemed to be an affirmation that the representations and warran-ties of the Trust contained in this Agreement and in any certificate theretofore delivered to the Agents pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to such Agent or Agents or to the purchaser or its agent, as the case may be, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

     (b)  Subsequent Delivery of Certificates.  Each time that
(i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rate or formula applicable to the Notes or relating solely to the issuance and/or offering of securities other than the Notes), (ii) there is filed with the SEC any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating solely to the issuance and/or offering of securities other than the Notes), (iii) (if required in connection with the purchase of Notes from the Trust by one or more Agents as principal) the Trust sells Notes to such Agent or Agents as principal or (iv) the Trust sells Notes in a form not previously certified to the Agents by the Trust, the Trust shall furnish or cause to be furnished to the Agent(s), forthwith a certificate dated the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form and substance reasonably satisfactory to the Agent(s) to the effect that the statements contained in the certificate referred to in Section 5(b) hereof which were last furnished to the Agents are true and correct at the time of such amendment, supplement, filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(b) hereof, modified as necessary to relate to the Registration Statement and the Pro-spectus as amended and supplemented to the time of delivery of such certificate.

     (c)  Subsequent Delivery of Legal Opinions.  Each time that
(i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rate or formula applicable to the Notes, providing solely for the inclusion of additional financial information, or relating solely to the issuance and/or offering of securities other than the Notes),
(ii) there is filed with the SEC any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating solely to the issuance and/or offering of securities other than the Notes), (iii) (if required in connection with the purchase of Notes from the Trust by one or more Agents as principal) the Trust sells Notes to such Agent or Agents as principal or (iv) the Trust sells Notes in a form not previously certified to the Agents by the Trust, the Trust shall furnish or cause to be furnished forthwith to the Agent(s) and to counsel to the Agents the written opinions of Robinson Silverman Pearce Aronsohn & Berman LLP, Ballard Spahr Andrews & Ingersoll, or other counsel satisfactory to the Agent(s), dated the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form and substance reasonably satisfactory to the Agent(s), of the same tenor as the opinions referred to in Sections 5(a)(1) and 5(a)(2), as the case may be, hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion or, in lieu of such opinion, counsel last furnishing such opinion to the Agents shall furnish the Agent(s) with a letter substantially to the effect that the Agent(s) may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance); provided that with respect to the opinion set forth in Section 5(a)(1)(xiii), if such opinion is being rendered pursuant to clause (iii) or (iv) above, such counsel may not rely on the assumptions set forth therein with respect to the Notes being sold on the date of such opinion, but with respect to the matters to which such assumptions apply in
Section 5(a)(1)(xiii), such counsel may qualify such opinion to its knowledge based upon an officer's certificate delivered to such counsel; provided, however, that, with respect to (i) and
(ii) above, in the event that the conditions of Section 4(k)(i) hereof have been satisfied and the Trust has notified the Agents in writing that offerings of Notes are suspended, then the Trust shall be required to furnish or cause to be furnished such opinions or such letter, as the case may be, only immediately upon notification by the Trust that offerings of Notes may be resumed.

     (d)  Subsequent Delivery of Comfort Letters.  Each time that
(i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information (other than by an amendment or supplement relating solely to the issuance and/or offering of securities other than the Notes),
(ii) there is filed with the SEC any document incorporated by reference into the Prospectus which contains additional financial information, or (iii) (if required in connection with the purchase of Notes from the Trust by one or more Agents as principal) the Trust sells Notes to such Agent or Agents as principal, the Trust shall cause Ernst & Young LLP forthwith to furnish to the Agent(s) a letter, dated the date of such filing with the SEC of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form and substance reasonably satisfactory to the Agent(s), of the same tenor as the portions of the letter referred to in clauses (i) and (ii) of Section 5(c) hereof but modified to relate to the Registration Statement and Prospectus as amended and supplemented to the date of such letter, and of the same general tenor as the portions of the letter referred to in clauses (iii) and (iv) of said Section 5(c) with such changes as may be necessary to reflect changes in the financial state-ments and other information derived from the accounting records of the Trust; provided, however, that with respect to (i) and
(ii) above, in the event that the conditions of Section 4(k)(i) hereof have been satisfied and the Trust has notified the Agents in writing that offerings of Notes are suspended, then the Trust shall be required to furnish or cause to be furnished such letter only prior to the date that offerings of Notes may be resumed.
In addition, each time that the Registration Statement or the Prospectus shall be amended or supplemented to include financial statements and any supporting schedules thereto of properties or entities acquired by the Trust, the Trust shall cause the applicable accountants covering such financial statements and supporting schedules to furnish to the Agents a letter, dated the date of such amendment or supplement with the SEC, in form satisfactory to the Agents, of the same tenor as the letter referred to in Section 5(d) hereof; provided, however, that in the event that the conditions of Section 4(k)(i) hereof have been satisfied and the Trust has notified the Agents in writing that offerings of Notes are suspended, then the Trust shall be required to furnish or cause to be furnished such letter only immediately upon notification by the Trust that offerings of Notes may be resumed.

SECTION 8. Indemnification.

     (a)  Indemnification of the Agents.   The Trust agrees to
indemnify and hold harmless each Agent and each person, if any, who controls such Agent within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all losses, claims, damages and liabilities (including without limitation the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue state-ment of a material fact contained in the Registration Statement or any amendment thereof or the Prospectus (as amended or sup-plemented) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Agent furnished to the Trust in writing by such Agent expressly for use therein.

     (b) Indemnification of the Trust. Each Agent agrees, sever-ally and not jointly, to indemnify and hold harmless the Trust, its trustees, its officers who sign the Registration Statement and each person who controls the Trust within the meaning of Sec-tion 15 of the 1933 Act and Section 20 of the 1934 Act, to the same extent as the foregoing indemnity from the Trust to each Agent, but only with reference to information relating to such Agent furnished to the Trust in writing by such Agent expressly for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto.

     (c) General. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indem-nified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary,
(ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (in-cluding any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. If, pursuant to the preceding sentence, the Indemnifying Person is required to pay the fees and expenses of counsel retained by the Indemnified Person, the Indemnifying Person will not be required to retain counsel for the Indemnified person pursuant to the first sentence of this paragraph. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Agents and such control persons of the Agents shall be designated in writing by J.P. Morgan Securities Inc. or, if J.P. Morgan Securities Inc. is not an Indemnified Person by the Agents that are Indemnified Persons and any such separate firm for the Trust, its trustees, its officers who sign the Registration Statement and such control persons of the Trust shall be designated in writing by the Trust. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the second sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. If by reason of the provisions of this Section 8, an Indemnifying Person shall have made any payment to an Indemnified Person and it is ultimately determined that an Indemnified Person was not entitled to indemnification hereunder, such person shall be responsible for repaying or reimbursing such amounts to the Indemnifying Person. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemni-fied Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

     (d) Contribution. If the indemnification provided for in paragraphs (a) or (b) this Section 8 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to herein in connection with any offering of Notes, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Trust on the one hand and each Agent on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appro-priate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Trust on the one hand and each Agent on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Trust on the one hand and each Agent on the other in connection with the offering of such Notes shall be deemed to be in the same respec-tive proportion as the net proceeds from the offering of such Notes (before deducting expenses) received by the Trust and the total discounts and commissions received by each Agent in respect thereof bear to the aggregate offering price of such Notes. The relative fault of the Trust on the one hand and of each Agent on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Trust on the one hand or by such Agent on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Trust and each Agent agrees that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if all Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall an Agent be required to contribute any amount in excess of the amount by which the total price at which the Notes referred to in Section 8(d) that were sold by or through such Agent exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligation of each Agent to contribute pursuant to this subsection (d) is several (in the proportion that the principal amount of the Notes the sale of which by or through such Agent gave rise to such losses, claims, damages or liabilities bears to the aggregate principal amount of the Notes the sale of which by or through any Agent gave rise to such losses, claims, damages or liabilities) and is not joint.

     (e) Not Exclusive. The indemnity and contribution agree-ments contained in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

SECTION 9. Payment of Expenses.

     The Trust will pay all expenses incident to the performance of its obligations under this Agreement, whether or not any sale of the Notes is consummated, including, without limiting the generality of the foregoing:

     (a) The preparation and filing of the Registration State-ment and all amendments thereto and the Prospectus and any amendments or supplements thereto;

     (b) The preparation, filing, reproduction and delivery of this Agreement, any Blue Sky Surveys and any Legal Investment
Surveys;

     (c) The preparation, printing, issuance and delivery of the Notes, including any fees and expenses relating to the eligibility and issuance of Notes in book-entry form;

     (d) The fees and disbursements of the Trust's accountants and counsel, of the Trustee and its counsel, and of any calculation agent or exchange rate agent;

     (e) The reasonable fees and disbursements of counsel to the Agents incurred in connection with the establishment of the program relating to the Notes and incurred from time to time in connection with the transactions contemplated hereby;

     (f) The qualification of the Notes under state securities laws in accordance with the provisions of Section 4(i) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connec-tion with the preparation of any Blue Sky Survey;

     (g) The printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by the Agents of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Notes;

     (h) The preparation, reproduction and delivery to the Agents of copies of the Indenture and all amendments, supplements and modifications thereto;

     (i) Any fees charged by nationally recognized statistical rating organizations for the rating of the Notes;

     (j) The fees and expenses incurred in connection with any listing of Notes on a securities exchange;

     (k) The fees and expenses incurred with respect to any filing with the National Association of Securities Dealers, Inc.;
and

     (l) The cost of providing any CUSIP or other identification numbers for the Notes.

SECTION 10.      Representations, Warranties and Agreements to
                 Survive Delivery.

     All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Trust submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents or any controlling person of an Agent, or by or on behalf of the Trust, and shall survive each delivery of and payment for any of the Notes.

SECTION 11.      Termination.

     (a) Termination of this Agreement. This Agreement (exclud-ing any agreement by one or more Agents to purchase Notes from the Trust as principal) may be terminated for any reason, at any time by either the Trust or an Agent, as to itself, upon the giving of 7 days' written notice of such termination to the other party hereto.

     (b) Termination of Agreement to Purchase Notes as Principal. The applicable Agent or Agents may terminate any agreement by such Agent or Agents to purchase Notes from the Trust as principal, immediately upon notice to the Trust, at any time prior to the Settlement Date relating thereto, if (i) there has been, since the date of such agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, earnings, business affairs, prospects, properties, shareholders' equity or results of operations of the Trust and the Subsidiaries, considered as a whole, whether or not arising in the ordinary course of business, or (ii) there shall have occurred, since the date of such agreement, any outbreak or escalation of hostilities or any change in financial markets or other national or international calamity or crisis that, in the judgment of such Agent or Agents, is material and adverse and which in the judgment of such Agent or Agents makes it impracticable to market the Notes on the terms and in the manner contemplated in the Prospectus as amended or supplemented at the time of solicitation or at the time such offer to purchase was made, or (iii) since the date of such agreement, trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, or (iv) since the date of such agreement or since the respective dates as of which information is given in the Prospectus, trading of any securities of or guaranteed by the Trust shall have been suspended on any exchange or in any over-the-counter market, or
(v) since the date of such agreement, a general banking morato-rium shall have been declared by either Federal, New York or Maryland authorities or if a banking moratorium shall have been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies in which the Notes are denominated or payable, or (vi) since the date of such agreement or since the respective dates as of which information is given in the Prospectus, there shall have occurred any downgrading or withdrawal, or any notice shall have been given of
(A) any intended or potential downgrading or (B) any review or surveillance, with possible negative implications, in the rating accorded any securities of or guaranteed by the Trust by any "nationally recognized statistical rating organization", as that term is defined by the SEC for purposes of Rule 436(g)(2) under the Securities Act; or (vii) there shall have come to the attention of such Agent or Agents any facts that would cause them to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Notes, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circum-stances existing at the time of such delivery, not misleading.
As used in this Section 12(b), the term "Prospectus" means the Prospectus in the form first provided to the applicable Agent or Agents for use in confirming sales of the related Notes.

     (c) General. In the event of any such termination, neither party will have any liability to the other party hereto, except that (i) the Agents shall be entitled to any commission earned as a result of a sale of a Note by the Trust, (ii) if at the time of termination (a) any Agent shall own any Notes purchased by it as principal with the intention of reselling them or (b) an offer to purchase any of the Notes has been accepted by the Trust but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 4(h) hereof, the provisions of
Section 9 hereof, the indemnity and contribution agreements set forth in Section 8 hereof, and the provisions of Sections 10, 13 and 14 hereof shall remain in effect.

SECTION 12.      Notices.

     Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

     If to the Trust:

          Wellsford Residential Property Trust
          610 Fifth Avenue, 7th Floor
          New York, New York  10020
          Attention:  President
          Telephone No.: (212) 333-2300
          Telecopy No.:  (212) 333-2323

     with a copy to:

          Robinson Silverman Pearce Aronsohn & Berman LLP
          1290 Avenue of the Americas
          New York, New York  10104
          Attention:  Alan S. Pearce
          Telephone No.: (212) 541-2000
          Telecopy No.:  (212) 541-4630

     If to the Agents:

          J.P. Morgan Securities Inc.
          60 Wall Street
          New York, New York  10260
          Attention:  Medium-Term Note Desk
          Telephone No.: (212) 648-0591
          Telecopy No.:  (212) 648-5907

          First Chicago Capital Markets, Inc.
          One First National Plaza
          Suite 0595
          Chicago, Illinois 60670-0595
          Attention:  Structuring Group
          Telephone No.: (312) 732-8270
          Telecopy No.:  (312) 732-4172

          Goldman, Sachs & Co.
          85 Broad Street
          New York, New York  10004
          Attention:  Credit Control-Medium Term Notes
          Telephone No.: (212) 907-3711
          Telecopy No.:  (212) 357-8680

          Merrill Lynch & Co.
          Merrill Lynch, Pierce, Fenner & Smith Incorporated
          World Financial Center
          North Tower, 10th Floor
          New York, New York 10281-1310
          Attention:  MTN Product Management
          Telephone No.: (212) 449-7476
          Telecopy No.:  (212) 449-2234

          Smith Barney Inc.
          390 Greenwich Street, 4th Floor
          New York, New York 10013
          Attention:  MTN Product Management/Origination
          Telephone No.: (212) 723-5123
          Telecopy No.:  (212) 723-8854

          Smith Barney Inc.
          Brooklyn Army Terminal
          140 58th Street - 8th Floor
          Brooklyn, New York 11220
          Attention:  Prospectus Fulfillment - Andrea Springer
          Telephone No.: (718) 921-8460
          Telecopy No.:  (718) 921-8472

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this
Section 13.

SECTION 13.      Governing Law; Forum.

     This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State. Any suit, action or proceeding brought by either party in connection with or arising under this Agreement shall be brought solely in the state or federal court of appropriate jurisdiction located in the Borough of Manhattan, The City of New York.

SECTION 14.      Parties.

     This Agreement shall inure to the benefit of and be binding upon the Agents and the Trust and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and trustees referred to in
Section 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

SECTION 15.      No Liability of Shareholders, Trustees or
                 Officers.

     This Agreement and all documents, agreements, understandings and arrangements relating to any transaction contemplated hereby or thereby have been executed or entered into by an officer of the Trust in his/her capacity as an officer of the Trust which has been formed as a Maryland real estate investment trust pursuant to the Declaration of Trust, and not individually, and neither the trustees, officers or shareholders of the Trust shall be bound or have any personal liability hereunder or thereunder. Each party hereto shall look solely to the assets of the Trust for satisfaction of any liability of the Trust in respect of this Agreement and all documents, agreements, understandings and arrangements relating to any transaction contemplated hereby or thereby and will not seek recourse or commence any action against any of the trustees, officers or shareholders of the Trust or any of their personal assets for the performance or payment of any obligation hereunder or thereunder. The foregoing shall also apply to any future documents, agreements, understandings, arrangements and transactions between the parties hereto.

SECTION 16.      Counterparts.

     This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts hereof shall constitute a single instrument.

     If the foregoing is in accordance with the Agents' under-standing of our agreement, please sign and return to the Trust a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agents and the Trust in accordance with its terms.

SECTION 17.      Amendments.

     This Agreement may not be amended or supplemented unless such amendment or supplement is in writing and is signed by the Trust and each Agent or is solely to enable the Trust to carry out its rights under and in accordance with Section 1(a) hereof.

                            Very truly yours,

                            WELLSFORD RESIDENTIAL PROPERTY TRUST


                            By:/s/ Jeffrey Lynford
                               ________________________________
                               Name:  Jeffrey Lynford
                               Title: Chairman of the Board

Confirmed and Accepted, as of the date
     first above written:


J.P. MORGAN SECURITIES INC.


By:/s/ Keysha Bailey
   __________________________________
   Name:  Keysha Bailey
   Title: Vice President


FIRST CHICAGO CAPITAL MARKETS, INC.


By:/s/ Evonne W. Taylor
   _________________________________
   Name:  Evonne W. Taylor
   Title: Vice President


GOLDMAN, SACHS & CO.

/s/ Goldman, Sachs & Co.
____________________________________
(Goldman, Sachs & Co.)



MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
     INCORPORATED


By: /s/ Scott G. Primrose
   ___________________________________
   Name: Scott G. Primrose
   Title: Authorized Signatory

SMITH BARNEY INC.

By: /s/ Robert R. Holloman
   _____________________________________
   Name: Robert R. Holloman
   Title: Managing Director

                                                        EXHIBIT A

     The following terms, if applicable, shall be agreed to by one or more Agents and the Trust in connection with each sale of
Notes:

     Principal Amount: $_______
          (or principal amount of foreign currency or composite currency)

     Interest Rate or Formula:
          If Fixed Rate Note,
           Interest Rate:
           Default Rate:
           Interest Payment Dates:
          If Floating Rate Note,
           Interest Rate Basis(es):
                    If LIBOR,
                    __ LIBOR Reuters
                       Page:
                    __ LIBOR Telerate
                       Page:
                    Index Currency:
                    If CMT Rate,
                    Designated CMT Telerate Page:
                    Designated CMT Maturity Index:
           Index Maturity:
           Spread and/or Spread Multiplier, if any:
           Initial Interest Rate, if any:
           Initial Interest Reset Date:
           Interest Reset Dates:
           Interest Payment Dates:
           Default Rate:
           Maximum Interest Rate, if any:
           Minimum Interest Rate, if any:
           Fixed Rate Commencement Date, if any:
           Fixed Interest Rate, if any:
           Calculation Agent:

     If Redeemable:
          Initial Redemption Date:
          Initial Redemption Percentage:
          Annual Redemption Percentage Reduction, if any:
     If Repayable:
          Optional Repayment Date(s):
     Original Issue Date:
     Stated Maturity Date:
     Specified Currency:
     Exchange Rate Agent:
     Authorized Denomination:
     Purchase Price:  ___%, plus accrued interest, if any, from
     ___________
     Price to Public:  ___%, plus accrued interest, if any, from
     ___________
     Closing Date and Time:
     Additional/Other Terms:

Also, in connection with the purchase of Notes from the Trust by one or more Agents as principal, agreement as to whether the following will be required:

     Officers' Certificate pursuant to Section 7(b) of the Distribution Agreement.
     Legal Opinions pursuant to Section 7(c) of the Distribution
Agreement.
     Comfort Letter pursuant to Section 7(d) of the Distribution
Agreement.

                           SCHEDULE A


     As compensation for the services of the Agents hereunder, the Trust shall pay the applicable Agent, on a discount basis, a commission for the sale of each Note equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:


                                        PERCENT OF
MATURITY RANGES                        PRINCIPAL AMOUNT

From 9 months to less than 1 year. . . . .     .125%

From 1 year to less than 18 months . . . .     .150

From 18 months to less than 2 years. . . .     .200

From 2 years to less than 3 years. . . . .     .250

From 3 years to less than 4 years. . . . .     .350

From 4 years to less than 5 years. . . . .     .450

From 5 years to less than 6 years. . . . .     .500

From 6 years to less than 7 years. . . . .     .550

From 7 years to less than 10 years . . . .     .600

From 10 years to less than 15 years. . . .     .625

From 15 years to less than 20 years. . . .     .700

From 20 years to 30 years. . . . . . . . .     .750

Greater than 30 years. . . . . . . . . . . . . . . . . .

                         Annex 2(a)(ii)


                    Significant Subsidiaries


     Wellsford Holly Residential Properties, Inc.
     Holly Property Holdings, Inc.

                         Annex 2(a)(iii)


                          Joint Venture


     Roy Street Associates

                       Annex 5(a)(1)(xiii)

                           Agreements


1. Second Amended and Restated Revolving Credit Agreement, dated June 30, 1995, among Wellsford Residential Property Trust and The First National Bank of Boston, the Other Banks which are a Party to the Agreements and Other Banks which may become Parties to the Agreement and The First National Bank of Boston, as Agent, as amended by First Amendment, dated as of December 1, 1995.

Section 8.1 (i) and (j).   Restrictions on Indebtedness
Section 8.12.              Additional Restrictions on Liens on
                           Real Estate and Indebtedness
Section 9.1.               Liabilities to Assets Ratio
Section 9.2.               Consolidated Operating Cash Flow
                           Coverage

2. Letter of Credit Reimbursement Agreement among Palomino Park Public Improvements Corporation and Wellsford Residential Property Trust and Dresdner Bank AG, New York Branch, dated as of December 1, 1995, relating to Palomino Park Public Improvements Corp. Assessment Lien Revenue Bonds Series
     1995 - $14,755,000.

Section 6.3 (h) and (i).   Restrictions on Indebtedness
Section 6.14.              Additional Restrictions on Wellsford
                           REIT Liens on Real Estate and
                           Indebtedness
Section 6.17.              Financial Covenants of Wellsford REIT

3.   Indenture, dated as of January 30, 1995, between Wellsford
     Residential Property Trust and The First National Bank of
     Boston.

Section 1004.  Limitations on Incurrence of Debt

4.   Indenture, dated as of August 21, 1995, between Wellsford
     Residential Property Trust and United States Trust Company of New York.

Section 1004.  Limitations on Incurrence of Debt

5.   Indenture, dated as of October 25, 1996, between Wellsford
     Residential Property Trust and United States Trust Company of New York.

Section 1004.  Limitations on Incurrence of Debt